Harvest Natural Resources Announces
2016 Second Quarter Results

HOUSTON, August 9, 2016 — Harvest Natural Resources, Inc. (NYSE: HNR) (Harvest or the Company) today announced 2016 second quarter earnings and provided an operational update.

Harvest reported a second quarter net loss of approximately $12.9 million, or $0.25 per diluted share, compared with a net loss of $25.4 million, or $0.60 per diluted share, for the same period last year. The second quarter results include exploration charges of $0.4 million, or $0.01 pre-tax per diluted share, and non-recurring items related to expense on the change in fair value of warrant derivative liability of $6.9 million, or $0.13 pre-tax per diluted share, income on the change in fair value of embedded derivative assets of $1.7 million, or $0.03 pre-tax per diluted share, and transaction costs related to the sale of Harvest-Vinccler Dutch Holding B.V. (Harvest Holding) of $1.6 million, or $0.03 pre-tax per diluted share. Adjusted for exploration charges and the non-recurring items Harvest would have posted a second quarter net loss of approximately $5.7 million, or $0.11 per diluted share, before any adjustment for income taxes.

Highlights for the second quarter of 2016 include:

Venezuela

During the second quarter of 2016, Petrodelta drilled and completed 1 development well and sold approximately 3.6 million barrels of oil (MMBO) for a daily average of approximately 39,763 barrels of oil per day (BOPD), an increase of 5% over the same period in 2015;

Petrodelta’s current production rate is approximately 39,230 BOPD and the 2016 expected average production rate is 40,451 BOPD with capital expenditures projected at $110 million.

Gabon

Operational activities during the six months ended June 30, 2016, included continued evaluation of development plans, based on the 3D seismic data acquired in late 2013 and processed during 2014.

The Company is considering options to develop, sell or farm-down the Dussafu PSC in order to obtain the maximum value from this asset, while maintaining the required liquidity to continue our current operations.

Corporate

On June 29, 2016, Harvest and its wholly-owned subsidiary, HNR Energia B.V. (HNR Energia), entered into a Share Purchase Agreement with CT Energy Holding SRL (CT Energy) pursuant to which HNR Energia agreed to sell to CT Energy all of HNR Energia’s 51% interest in Harvest Holding, representing our 20.4% share in Petrodelta.

At the closing of the transaction, CT Energy or an affiliate will pay consideration consisting of:

$80 million in cash, subject to adjustment;

An 11% non-convertible senior promissory note payable to HNR Energia 6 months from the closing in the principal amount of $12 million, which will be guaranteed by the controlling equityholder of CT Energy;

The return of 8,667,597 shares to Treasury of the Company’s common stock owned by CT Energy (approximately 16.8% of all outstanding shares);

The cancellation of $30 million in principal and accrued interest under the Company’s 15% senior secured promissory note due 2020 held by CT Energy;

The cancellation of the Company’s warrant held by CT Energy, dated as of June 19, 2015, under which CT Energy could acquire up to 34,070,820 shares of the Company’s common stock, subject to conditions set forth in the warrant.

To fund the Company’s transaction expenses and operations until the closing, CT Energy committed to loan the Company $2 million per month for up to five months beginning on July 19, 2016 until the earlier of the closing or the termination of the Share Purchase Agreement dated June 29, 2016.

CT Energy funded $2 million to Harvest on June 20, 2016 and again on July 19, 2016.

At our upcoming annual stockholders’ meeting on September 8, 2016, Harvest’s stockholders will be asked to approve the CT Energy transaction.

New York Stock Exchange (NYSE) Listing Requirements

On July 14, 2016, the NYSE approved Harvest’s plan to become compliant with continued listing criteria, subject to quarterly monitoring for compliance with the plan.

VENEZUELA

During the second quarter ended June 30, 2016, Petrodelta sold approximately 3.6 MMBO for a daily average of 39,763 BOPD, an increase of five percent over the same period in 2015 and nine percent lower than the previous quarter. Petrodelta sold 0.62 billion cubic feet (BCF) of natural gas for a daily average of 6.8 million cubic feet per day (MMCFD), decreasing 44 percent over the same period in 2015, an increase of 10 percent over the previous quarter. Petrodelta’s current production rate is approximately 39,230 BOPD.

During the second quarter of 2016, Petrodelta drilled and completed one development well in the El Salto field. Currently, Petrodelta is operating four drilling rigs and is continuing with infrastructure enhancement projects in the El Salto and Temblador fields.

Petrodelta’s production target for 2016 is projected to be approximately 40,451 BOPD. The 2016 Petrodelta capital expenditures are expected to be approximately $110 million. Petrodelta expects to drill 14 oil wells during 2016.

EXPLORATION AND OTHER ACTIVITIES

Dussafu Project — Gabon

Harvest has a 66.667 percent ownership interest in the Dussafu PSC through two separate acquisitions, and we are the operator. The third exploration phase of the Dussafu PSC expired on May 27, 2016. The expiration of the exploration phase has no effect on the discovered fields under the Exclusive Exploitation Authorization (EEA) as discussed below. All expenditure commitments on this exploration phase have been completed. On March 26, 2014, the joint venture partners approved a resolution that the discovered fields are commercial to exploit. On June 4, 2014, a Declaration of Commerciality (DOC) was signed with Direction Generale Des Hydrocarbures (DGH) pertaining to four discoveries on the Dussafu Project offshore Gabon. Furthermore, on July 17, 2014, the DGH awarded an EEA for the development and exploitation of certain oil discoveries on the Dussafu Project and on October 10, 2014, the field development plan was approved. The Company has four years from the date of the EEA approval to begin production.  In order to begin production by July 2018, the current project plan being considered is to develop the area surrounding our Ruche well first, followed by the development of the other fields and drilling selected high quality exploration prospects identified on 3D seismic.

Operational activities during the six months ended June 30, 2016, included continued evaluation of development plans, based on the 3D seismic data acquired in late 2013 and processed during 2014.

Corporate

On June 29, 2016, Harvest and its wholly-owned subsidiary, HNR Energia, entered into a Share Purchase Agreement with CT Energy, to sell all of the Company’s interest in Venezuela.

Under the terms of the Share Purchase Agreement, CT Energy will acquire HNR Energia’s 51% interest in Harvest Holding through which all of Harvest’s Venezuelan interests are owned, and CT Energy or an affiliate will deliver to Harvest $80 million in cash, subject to certain adjustments, and a $12 million 6-month 11 percent note payable by CT Energy or such affiliate.

At the closing, Harvest will also receive (i) cancellation of $30 million of outstanding debt held by CT Energy, (ii) return to Treasury of CT Energy’s 8,667,597 shares of Harvest common stock, and (iii) cancellation of warrants held by CT Energy to purchase 34,070,820 shares of Harvest common stock, exercisable under certain circumstances, at an exercise price of $1.25 per share. Based on the closing price of the Company’s stock on June 28, 2016, the market value of the shares of Harvest common stock held by CT Energy was $4.247 million.

After giving effect to the transaction, Harvest would cease to have a presence in Venezuela, and the existing relationship between Harvest and CT Energy, which currently owns 16.8% of Harvest’s outstanding common stock, would terminate. In addition, at the closing, the two CT Energy non-independent directors appointed in connection with CT Energy’s initial investment in Harvest would resign from the Board of Directors. Going forward, Harvest’s primary assets would be its oil and gas interests in Gabon and cash.

A special committee comprised of three independent and disinterested directors of Harvest, which did not include the three directors nominated by CT Energy (the Special Committee), with the assistance of its financial and legal advisors, carefully analyzed CT Energy’s offer, and after in-depth negotiations and thorough consideration, concluded that the agreement was in the best interests of Harvest’s stockholders and unanimously approved the Share Purchase Agreement. The Harvest Board unanimously approved the Share Purchase Agreement based on the Special Committee’s recommendation.

In addition to approval by stockholders representing a majority of outstanding shares of Harvest common stock, the closing of the transaction is subject to, among other things, approval by a majority of outstanding shares held by non-CT Energy affiliated stockholders and approvals by the Government of the Bolivarian Republic of Venezuela. Availability of financing is not a condition to the transaction. Closing of the transaction would constitute a change of control under agreements the Company has in place with Corporacion Venezolana del Petroleo S.A. (CVP), a Petroleos de Venezuela S.A. (PDVSA) affiliate, and Petroandina Resources Corporation N.V., as well as the Company’s incentive plans and employment agreements with its executive officers and key employees.

At closing of the transaction, Harvest will repay all remaining outstanding debt held by CT Energy in excess of the $30 million cancelled at closing. The current outstanding principal of the debt held by CT Energy stands at $32 million as of June 30, 2016. The Company expects to issue additional debt to CT Energy of $2 million a month between now and closing. Assuming a September 30, 2016 closing, the remaining principal and accrued interest the Company would pay CT Energy at closing would be approximately $10 million. Net proceeds after payment of the remaining CT Energy debt, taxes and transaction-related costs from the transaction are estimated to be $63 million. These transaction-related costs include a reservation for potential change-of-control payments that could become payable under pre-existing agreements. Subject to determinations to be made by the Board, the remaining proceeds may be used to pay dividends, to continue to operate our business, or some combination of the two. The decision of the Board regarding how to use the remaining proceeds will be based on its determination of what is in the best interests of Harvest and its stockholders at the time a decision is made. Harvest will also continue to seek opportunities to sell its Gabon assets. To the extent the Company has not sold its Gabon assets, Harvest intends to operate and develop those assets in the ordinary course of business.

NYSE Listing Requirements

On December 2, 2015, the Company received notification from the NYSE that the Company was not in compliance with the NYSE’s continued listing standards, which require a minimum average closing price of $1.00 per share over 30 consecutive trading days. Under the NYSE’s rules, Harvest has a period of six months from the date of the NYSE notice to bring its share price and 30 trading-day average share price back above $1.00. During this period, the Company’s common stock will continue to be traded on the NYSE under the symbol “HNR”, subject to the Company’s compliance with other NYSE continued listing requirements, but will be assigned the notation .BC after the listing symbol to signify that the Company is not currently in compliance with the NYSE’s continued listing standards. As required by the NYSE, in order to maintain its listing, Harvest notified the NYSE that it intends to cure the price deficiency.

On April 25, 2016, the Company received a notice from the NYSE stating that the Company is not in compliance with a second NYSE continued listing requirement, which provides that a company is not in compliance if its average global market capitalization over a consecutive 30 trading-day period is less than $50 million and, at the same time, its stockholders’ equity is less than $50 million. As required by NYSE rules, the Company notified the NYSE that, within 45 days of receipt of the notice, the Company will submit a business plan that demonstrates its ability to regain compliance within 18 months. The NYSE accepted Harvest’s plan on July 14, 2016, and the Company is now subject to quarterly monitoring for compliance with the plan. If the Company fails to comply with the business plan, the NYSE may commence suspension and delisting procedures.

Conference Call

Harvest will hold a conference call at 10:00 a.m. Central Daylight Time on Tuesday, August 9, 2016, during which management will discuss Harvest’s 2016 second quarter operational and financial results. The conference leader will be James A. Edmiston, President and Chief Executive Officer. To access the conference call, dial 785-830-7987 or 800-768-6490 five to ten minutes prior to the start time. At that time you will be asked to provide the conference number, which is 7919504. A recording of the conference call will also be available for replay at 719-457-0820 or 888-203-1112, passcode 7919504, through August 12, 2016.

The conference call will also be transmitted over the internet through the Company’s website at www.harvestnr.com. To listen to the live webcast, enter the website fifteen minutes before the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay of the webcast will be available beginning shortly after the call and will remain on the website for approximately 90 days.

About Harvest Natural Resources

Harvest Natural Resources, Inc., headquartered in Houston, Texas, is an independent energy company with principal operations in Venezuela and exploration and exploitation assets in Gabon. For more information visit Harvest’s website at www.harvestnr.com.

CONTACT:

Stephen C. Haynes

Vice President, Chief Financial Officer

(281) 899-5716

Forward Looking Statements

This press release may contain projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They include estimates and timing of expected oil and gas production, oil and gas reserve projections of future oil pricing, future expenses, planned capital expenditures, anticipated cash flow and our business strategy. All statements other than statements of historical facts may constitute forward-looking statements. Although Harvest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from Harvest’s expectations as a result of factors discussed in Harvest’s 2015 Annual Report on Form 10-K and other public filings.

Harvest may use certain terms such as resource base, contingent resources, prospective resources, probable reserves, possible reserves, non-proved reserves or other descriptions of volumes of reserves. These estimates are by their nature more speculative than estimates of proved reserves and accordingly, are subject to substantially greater risk of being actually realized by the Company.

Important Information About the Transaction with CT Energy and Additional Information

The Company and its directors and officers and CT Energy and its principals and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction with CT Energy. Information about the Company’s directors and executive officers and their ownership of Company stock is set forth in the Company’s 2015 Annual Report on Form 10-K, which was filed with the SEC on March 29, 2016, and Amendment No. 1 to its 2015 Annual Report on Form 10-K, which was filed with the SEC on April 29, 2016. Other information regarding the participants in the proxy solicitation, and a description of their direct and indirect interests, is contained in the proxy statement and other relevant materials filed with the SEC, which may be obtained free of charge at the SEC web site at www.sec.gov. Investors should read the proxy statement carefully when it becomes available before making any voting decision because it will contain important information about the proposed transaction.

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except per share data)
	June 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,800	$7,761
Accounts receivable	264	2,461
Prepaid expenses and other	452	826

TOTAL CURRENT ASSETS	3,516	11,048
LONG-TERM NOTE RECEIVABLE – RELATED PARTY, net of reserve for	—	—
$5.2 million at June 30, 2016
PROPERTY AND EQUIPMENT:
Oil and natural gas properties (successful efforts method)	30,924	31,006
Other administrative property, net	642	455

TOTAL PROPERTY AND EQUIPMENT, net	31,566	31,461
EMBEDDED DERIVATIVE ASSETS	7,144	5,010
LONG-TERM DEFERRED INCOME TAX ASSETS	85	120
OTHER ASSETS, net of allowance for $0.7 million (2016 and 2015)	123	142

TOTAL ASSETS	$42,434	$47,781
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable, trade and other	$240	$370
Accrued expenses	7,362	3,327
Accrued interest — related party	1,084	954
Other current liabilities	107	165

TOTAL CURRENT LIABILITIES	8,793	4,816
LONG-TERM DEBT DUE TO RELATED PARTY, net of discount	7,824	214
WARRANT DERIVATIVE LIABILITY WITH RELATED PARTY	16,417	5,503
OTHER LONG-TERM LIABILITIES	—	42

TOTAL LIABILITIES	33,034	10,575
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.01 per share; authorized 5,000	—	—
shares; issued and outstanding, none
Common stock, par value $0.01 per share; shares authorized	580	580
150,000 (2016 and 2015); shares issued 57,987 (2016 and 2015); shares outstanding 51,415 (2016 and 2015)
Additional paid-in capital	303,603	302,273
Accumulated deficit	(226,772)	(199,778)
Treasury stock, at cost, 6,572 shares (2016 and 2015)	(66,316)	(66,316)

TOTAL HARVEST STOCKHOLDERS’ EQUITY	11,095	36,759
NONCONTROLLING INTEREST OWNERS	(1,695)	447

TOTAL EQUITY	9,400	37,206
TOTAL LIABILITIES AND EQUITY	$42,434	$47,781

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except
per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	Unaudited
EXPENSES:
Depreciation and		$14		$27		$40		$56
amortization
Exploration expense		418		575		1,139		2,507
Impairment expense -		—		—		128		—
oilfield inventories
Reserve for note		—		—		5,160		—
receivable — related party
General and		4,573		5,517		10,522		9,675
administrative

		5,005		6,119		16,989		12,238

LOSS FROM OPERATIONS		(5,005)		(6,119)		(16,989)		(12,238)
OTHER NON-OPERATING
INCOME (EXPENSE):
Change in fair value		(6,853)		2,418		(10,914)		2,418
of warrant derivative liability
Change in fair value		1,696		557		1,687		557
of embedded derivative assets and liabilities
Interest expense		(1,373)		(614)		(2,469)		(851)
Loss on issuance of		—		(20,402)		—		(20,402)
debt and warrant
Foreign currency		38		77		192		80
transaction gains, net
Transaction costs		(1,551)		—		(1,551)		—
related to sale of Harvest Holding

		(8,043)		(17,964)		(13,055)		(18,198)

LOSS FROM CONTINUING		(13,048)		(24,083)		(30,044)		(30,436)
OPERATIONS BEFORE INCOME TAXES
INCOME TAX EXPENSE		8		1,604		16		1,220

LOSS FROM CONTINUING		(13,056)		(25,687)		(30,060)		(31,656)
OPERATIONS
LESS: NET LOSS		(158)		(262)		(3,066)		(614)
ATTRIBUTABLE TO NONCONTROLLING INTEREST OWNERS

NET LOSS AND	$	(12,898)	$	(25,425)	$	(26,994)	$	(31,042)
COMPREHENSIVE LOSS ATTRIBUTABLE TO HARVEST
LOSS PER SHARE:
Basic loss per share		$(0.25)		$(0.60)		$(0.53)		$(0.73)

Diluted loss per share		$(0.25)		$(0.60)		$(0.53)		$(0.73)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic		51,415		42,663		51,415		42,663
Diluted		51,415		42,663		51,415		42,663

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
	Six Months Ended June 30,
	2016	2015
	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,060)	$(31,656)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	40	56
Impairment expense — oilfield inventories	128	—
Amortization of debt financing costs	—	283
Accretion of discount on debt	427	145
Reserve for note receivable — related party	5,160	—
Loss on debt issuance	—	20,402
Share-based compensation-related charges	1,949	1,491
Deferred income tax expense	—	1,200
Change in fair value of warrant derivative liability	10,914	(2,418)
Change in fair value of embedded derivative assets and liabilities	(1,687)	(557)
Changes in operating assets and liabilities:
Accounts receivable	2,197	(152)
Prepaid expenses and other	374	(15)
Long-term deferred tax assets	35	(65)
Other assets	19	583
Accounts payable	(130)	508
Accrued expenses	3,384	(977)
Accrued interest	1,867	100
Other current liabilities	(58)	42
Other long-term liabilities	(1)	160

NET CASH USED IN OPERATING ACTIVITIES	(5,442)	(10,870)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions of property and equipment, net	(283)	(353)
Note receivable — related party	(5,160)	—

NET CASH USED IN INVESTING ACTIVITIES	(5,443)	(353)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt repayment	—	(8,900)
Gross proceeds from issuance of debt and warrant	5,000	33,500
Contributions from noncontrolling interest owners	924	163
Financing costs	—	(1,245)

NET CASH PROVIDED BY FINANCING ACTIVITIES	5,924	23,518

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,961)	12,295
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	7,761	6,585

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,800	$18,880